As filed with the Securities and Exchange Commission on July 30, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE HOUSTON EXPLORATION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	22-2674487
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1100 Louisiana, Suite 2000
Houston, Texas 77002-5215
(Address of principal executive offices)

The Houston Exploration Company 2004 Long Term Incentive Plan
(Full title of the plan)

John H. Karnes
Senior Vice President and Chief Financial Officer
The Houston Exploration Company
1100 Louisiana, Suite 2000
Houston, Texas 77002-5215
(Name and address of agent for service)

(713) 830-6800
(Telephone number, including area code, of agent for service)

Copy to:

Randolph C. Coley
King & Spalding LLP
1100 Louisiana, Suite 4000
Houston, Texas 77002-5213
(713) 751-3200

CALCULATION OF REGISTRATION FEE
		Proposed Maximum	Proposed Maximum
Title of Securities to	Amount to be	Offering Price	Aggregate	Amount of
be Registered	Registered	Per Share(2)	Offering Price(2)	Registration Fee

Common Stock, par value $.01 per share(1)	1,500,000	$52.52	$78,780,000.00	$9982.00

(1)	Issuable upon the exercise of options or awards available for grant under The Houston Exploration Company 2004 Long Term Incentive Plan, as amended from time to time. In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of common stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) of the Securities Act, on the basis of the high and low prices reported on the New York Stock Exchange on July 27, 2004.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to each participant in The Houston Exploration Company 2004 Long Term Incentive Plan, as required by Rule 428(b)(1) promulgated under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 below, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement covers shares of common stock, par value $.01 per share, of The Houston Exploration Company (the “Common Stock”) authorized for issuance pursuant to The Houston Exploration Company 2004 Long Term Incentive Plan.

Item 3. Incorporation of Documents by Reference.

     The following documents have been previously filed by The Houston Exploration Company (the “Company” or the “Registrant”) with the Commission and are hereby incorporated by reference into this Registration Statement as of the dates indicated as filed with the Commission:

(a)	Annual Report on Form 10-K for the fiscal year ending December 31, 2003.

(b)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

(c)	Current Report on Form 8-K dated May 24, 2004.

(d)	Current Report on Form 8-K dated May 27, 2004.

(e)	Current Report on Form 8-K dated June 4, 2004.

(f)	Current Report on Form 8-K dated June 24, 2004.

(g)	The description of the Common Stock, included in the Company’s Registration Statement on Form 8-A (File No. 001-11899) filed with the Commission on July 5, 1996 and amended on September 19, 1996.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereunder have been sold or that deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interest of Named Experts and Counsel.

     None.

Item 6. Indemnification of Directors and Officers.

     Subsection (a) of Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Section 102(b)(7) of the DGCL permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.

     Section 5.07 of the Company’s Restated Certificate of Incorporation, as amended, states that:

"(a) No person who is or was a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transactions from which the director derived an improper personal benefit.

(b) If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the personal liability of the directors to the Corporation or its stockholders shall be limited or eliminated to the full extent permitted by the DGCL, as so amended from time to time.”

     Article VIII of the Company’s Restated Bylaws further provides that the Company shall indemnify its officers, directors, employees and agents to the fullest extent permitted by law. Pursuant to such provision, the Company has entered into agreements with various of its officers, directors and employees that provide for indemnification of such persons.

     Although the above discussion summarizes the material provisions of the Company’s Certificate of Incorporation, Bylaws and indemnification agreements and Section 145 of the DGCL, it is not intended to be exhaustive and is qualified in its entirety by each of those documents and that statute.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1+	Restated Certificate of Incorporation of The Houston Exploration Company, as amended, filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (File No. 001-11899), is incorporated by reference.

4.2+	Restated Bylaws of The Houston Exploration Company, filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (File No. 001-11899), is incorporated by reference.

4.3+	The Houston Exploration Company 2004 Long Term Incentive Plan, filed as Appendix E to the Company’s Definitive Proxy Statement on Schedule 14A filed April 29, 2004 (File No. 001-11899), is incorporated by reference.

5.1*	Opinion of King & Spalding LLP with respect to legality of the securities.

23.1	Consent of King & Spalding LLP (included as part of Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP

23.3*	Consent of Netherland, Sewell & Associates, Inc.

23.4*	Consent of Miller and Lents, Ltd.

24	Powers of Attorney of Directors and Officers (set forth on the signature page contained in this Registration Statement).

+ Incorporated by reference.

* Filed herewith.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 27th day of July, 2004.

THE HOUSTON EXPLORATION COMPANY

By:
/s/ William G. Hargett

William G. Hargett President and Chief Executive Officer

     Each person whose signature appears below hereby constitutes and appoints John H. Karnes and James F. Westmoreland, and each of them, his true and lawful attorney-in-fact and agent, with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign and to file any and all amendments, including post-effective amendments, to this Registration Statement with the Commission granting to said attorney-in-fact power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William G. Hargett William G. Hargett	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	July 27, 2004

/s/ John H. Karnes John H. Karnes	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	July 27, 2004

/s/ James F. Westmoreland James F. Westmoreland	Vice President and Chief Accounting Officer (Principal Accounting Officer)	July 27, 2004

/s/ Robert B. Catell Robert B. Catell	Director	July 27, 2004

/s/ John U. Clarke John U. Clarke	Director	July 27, 2004

/s/ David G. Elkins David G. Elkins	Director	July 27, 2004

/s/ Harold R. Logan, Jr. Harold R. Logan, Jr.	Director	July 27, 2004

/s/ Stephen W. McKessy Stephen W. McKessy	Director	July 27, 2004

/s/ Donald C. Vaughn Donald C. Vaughn	Director	July 27, 2004

EXHIBIT INDEX

Exhibit No.	Description
4.1+	Restated Certificate of Incorporation of The Houston Exploration Company, as amended, filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (File No. 001-11899), is incorporated by reference.

4.2+	Restated Bylaws of The Houston Exploration Company, filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (File No. 001-11899), is incorporated by reference.

4.3+	The Houston Exploration Company 2004 Long Term Incentive Plan, filed as Appendix E to the Company’s Definitive Proxy Statement on Schedule 14A filed April 29, 2004 (File No. 001-11899), is incorporated by reference.

5.1*	Opinion of King & Spalding LLP with respect to legality of the securities.

23.1	Consent of King & Spalding LLP (included as part of Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP

23.3*	Consent of Netherland, Sewell & Associates, Inc.

23.4*	Consent of Miller and Lents, Ltd.

24	Powers of Attorney of Directors and Officers (set forth on the signature page contained in this Registration Statement).

+ Incorporated by reference.

* Filed herewith.